UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 17, 2004

Wilsons The Leather Experts Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21543	41-1839933
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7401 Boone Ave. N.
Brooklyn Park, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 391-4000

Item 5. Other Events
Item 7. Financial Statements and Exhibits
Item 12. Results of Operations and Financial Condition
SIGNATURES
Index to Exhibits
Press Release
Reconciliation Table of Non-GAAP Numbers

Item 5. Other Events

         Wilsons The Leather Experts Inc. (the “Company”) announced on August 16, 2004, that Peter G. Michielutti assumed additional responsibilities as Chief Operating Officer and Stacy A. Kruse, Director of Finance, Treasurer was promoted to Vice President Finance, Treasurer both effective as of August 16, 2004. The Company also announced that Teresa L. Wright, General Merchandise Manager, Outlets was promoted to Vice President, General Merchandise Manager for all Wilsons Leather concepts effective June 28, 2004.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.	The following exhibits are filed with this report.

99.1	The Press Release of the Company dated August 17, 2004, containing its financial results for the second quarter ended July 31, 2004.

99.2	Reconciliation Table of non-GAAP numbers.

Item 12. Results of Operations and Financial Condition

         On August 17, 2004, the Company issued the Press Release that is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         The Press Release contains information concerning the Company’s operating loss, net loss and basic and diluted loss per share before restructuring charges, which is not calculated in accordance with generally accepted accounting principles (“GAAP”). A reconciliation of these non-GAAP financial measures is contained in the Press Release filed herewith. In addition, other non-GAAP financial measures, which exclude amounts related to restructuring charges, will also be mentioned in the Company’s earnings conference call to be held on August 17, 2004. A reconciliation of these non-GAAP financial measures to GAAP numbers is included in Exhibit 99.2 furnished herewith. The Company believes that the presentation of operating loss, net loss and basic and diluted loss per share before the restructuring charges and other non-GAAP numbers calculated before the restructuring charges provides a useful analysis of its ongoing operating trends and helps investors compare operating performance period to period.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.

Date: August 17, 2004	By	/s/ Peter G. Michielutti
Peter G. Michielutti
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Index to Exhibits

Exhibit
No.	Description	Method of Filing
99.1	The Company’s Press Release dated August 17, 2004, containing its financial results for the second quarter ended July 31, 2004.	Electronic Transmission

99.2	Reconciliation Table of non-GAAP numbers.	Electronic Transmission